Exhibit 99.1

FOR IMMEDIATE RELEASE

Avinger to Effect One-for-Twenty Reverse Stock Split

Redwood City, Calif., March 14, 2022 - Avinger, Inc. (Nasdaq: AVGR), a commercial-stage medical device company marketing the first and only intravascular image-guided, catheter-based system for diagnosis and treatment of Peripheral Artery Disease (PAD), today announced that the Company will effect a 1-for-20 reverse stock split of the Company's common stock, which will be effective at 5:00 p.m. Eastern time on Monday, March 14, 2022. As of that date, each twenty shares of issued and outstanding common stock and equivalents will be converted into one share of common stock. A new CUSIP number of 053734885 has been assigned to the Company's common stock as a result of the reverse stock split.

On March 11, 2022, the Company’s stockholders approved the reverse stock split. The Board of Directors was authorized to implement the reverse stock split and determine the ratio of the split within a range of not less than 1-for-5 or greater than 1-for-20. Thereafter, the Board of Directors determined to fix the ratio for the reverse stock split at 1-for-20. The reverse stock split is being effected in order to (i) fulfill the Company’s obligations with respect to its new Series D Preferred Stock and warrants that were issued in January 2022, (ii) increase the per share trading price of the Company's common stock to satisfy the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market, and (iii) increase the number of shares of the Company’s common stock available for issuance. The Company’s common stock will trade on The Nasdaq Capital Market on a reverse split basis beginning on March 15, 2022.

The reverse split will reduce the number of shares of the Company's common stock outstanding from approximately 95.6 million to approximately 4.8 million, prior to the issuance of shares relating to the Series D Preferred Stock and warrants. Proportional adjustments will be made to the terms and exercise prices of outstanding options and warrants. The Company will round up fractional shares otherwise resulting from the reverse stock split.

Stockholders should direct any questions concerning the reverse stock split to their broker or to the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, at 1-800-937-5449. Inquiries can also be sent via email to help@astfinancial.com and should include a reference to “Avinger.”

About Avinger, Inc.

Avinger is a commercial-stage medical device company that designs and develops the first and only image-guided, catheter-based system for the diagnosis and treatment of patients with Peripheral Artery Disease (PAD). PAD is estimated to affect over 12 million people in the U.S. and over 200 million worldwide. Avinger is dedicated to radically changing the way vascular disease is treated through its Lumivascular platform, which currently consists of the Lightbox imaging console, the Ocelot and Tigereye™ family of chronic total occlusion (CTO) catheters, and the Pantheris® family of atherectomy devices. Avinger is based in Redwood City, California. For more information, please visit www.avinger.com.

Follow Avinger on Twitter and Facebook.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the potential impacts of the reverse stock split, our ability to execute on our business strategy and our plans for 2022, and the development of OCT guided products. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include our dependency on a limited number of products; the resource requirements related to Pantheris, Tigereye and our Lightbox imaging console; the outcome of clinical trial results; the adoption of our products by healthcare providers; as well as the other risks described in the section entitled "Risk Factors" and elsewhere in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2021 and in our Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Avinger disclaims any obligation to update these forward-looking statements.

Investor Contact:

Mark Weinswig
Chief Financial Officer
Avinger, Inc.
(650) 241-7916
ir@avinger.com

Matt Kreps

Darrow Associates Investor Relations

(214) 597-8200

mkreps@darrowir.com